                                                                     EXHIBIT 4.5

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE AMENDED AND RESTATED WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.

                            STRUCTURAL GENOMIX, INC.

                    AMENDED AND RESTATED WARRANT TO PURCHASE
                            SHARES OF PREFERRED STOCK

      THIS CERTIFIES THAT, for value received, SILICON VALLEY BANK and its assignees are entitled to subscribe for and purchase that number of the fully paid and nonassessable shares of Series Preferred (as defined below and as adjusted pursuant to Section 4 hereof, the "Shares") of STRUCTURAL GENOMIX, INC., a Delaware corporation (the "Company"), as is determined pursuant to the next paragraph hereof at the price per share as is determined pursuant to the next paragraph hereof (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Series Preferred" shall mean: (x) the Company's presently authorized Series C-1 Preferred Stock, or (y) in the event that immediately following a Qualified Financing (as defined below) the initial Warrant Price is less than $8.45 (as equitably adjusted for any stock split, recapitalization or the like affecting the Company's presently authorized Series C-1 Preferred Stock), the same series of convertible preferred stock as sold by the Company in its next Qualified Financing, and, in either case, any stock into or for which such stock may hereafter be converted or exchanged, and (z) after the automatic conversion of the series preferred stock issuable hereunder to common stock, the Company's Common Stock; (b) the term "Original Warrant Grant Date" shall mean July 15, 2002; and (c) the term "Other Warrants" shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Amended and Restated Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Amended and Restated Warrant. The term "Amended and Restated Warrant" as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

      The Warrant Price shall be the lower of (a) $8.45 (as equitably adjusted for any stock split, recapitalization or the like affecting the Company's presently authorized Series C1-Preferred Stock) and (b) the lowest effective price per share (on a common stock equivalent basis and taking into account any securities issued together with the preferred stock) at which shares of the Company's convertible preferred stock are sold in a Qualified Financing; provided that if a Qualified Financing has not closed prior to the exercise of this Amended and Restated Warrant, then the Warrant Price shall be the price determined pursuant to the preceding clause (a). A

"Qualified Financing" shall mean the sale of the convertible preferred stock (anticipated to be Series E1 Preferred Stock) of the Company to purchasers which include venture capital investors in an aggregate cash amount not less than $15,000,000. The number of shares for which this Amended and Restated Warrant is exercisable shall be the nearest whole number determined by dividing $150,000 by the Warrant Price determined pursuant to this paragraph.

      1. Term. The purchase right represented by this Amended and Restated Warrant is exercisable, in whole or in part, at any time and from time to time from the Original Warrant Grant Date through the later of (i) ten (10) years after the Original Warrant Grant Date or (ii) five (5) years after the closing of the Company's initial public offering of its Common Stock ("IPO") effected pursuant to a Registration Statement on Form S-1 (or its successor) filed under the Securities Act of 1933, as amended (the "Act").

      2. Method of Exercise; Payment; Issuance of New Amended and Restated Warrant. Subject to Section 1 hereof, the purchase right represented by this Amended and Restated Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Amended and Restated Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the principal office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a "Wire Transfer") of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; (b) if in connection with a registered public offering (other than the IPO) of the Company's securities in which securities of selling stockholders (other than the Company) are registered, the surrender of this Amended and Restated Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly completed and executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company for payment to the Company either by certified or bank check or by Wire Transfer from the proceeds of the sale of shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased; or (c) exercise of the "net issuance" right provided for in Section 10.2 hereof. The person or persons in whose name(s) any certificate(s) representing shares of Series Preferred shall be issuable upon exercise of this Amended and Restated Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Shares represented thereby (and such Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Amended and Restated Warrant is exercised. In the event of any exercise of the rights represented by this Amended and Restated Warrant, certificates for the Shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Amended and Restated Warrant has been fully exercised or expired, a new Amended and Restated Warrant representing the portion of the Shares, if any, with respect to which this Amended and Restated Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period; provided that at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Amended and Restated Warrant, the Company shall cause its transfer agent to deliver the certificate representing Shares issued upon exercise of this Amended and Restated Warrant to a broker or other person (as directed by the holder exercising this Amended and Restated Warrant) within the time period required to settle any trade made by the holder after exercise of this Amended and Restated Warrant.

      3. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Amended and Restated Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all preemptive rights and taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Amended and Restated Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Amended and Restated Warrant, a sufficient number of shares of its Series Preferred to provide for the exercise of the rights represented by this Amended and Restated Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of the Series Preferred into Common Stock.

      4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Amended and Restated Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Amended and Restated Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Amended and Restated Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Amended and Restated Warrant a new Amended and Restated Warrant (in form and substance satisfactory to the holder of this Amended and Restated Warrant), or the Company shall make appropriate provision without the issuance of a new Amended and Restated Warrant, so that the holder of this Amended and Restated Warrant shall have the right to receive upon exercise of this Amended and Restated Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Amended and Restated Warrant, and in lieu of the shares of Series Preferred theretofore issuable upon exercise of this Amended and Restated Warrant, the kind and amount of shares of stock, other securities, assets and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Series Preferred then purchasable under this Amended and Restated Warrant. Any new Amended and Restated Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 4. The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

            (b) Subdivision or Combination of Shares. If the Company at any time while this Amended and Restated Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Series Preferred, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination;

provided that the holder of this Amended and Restated Warrant shall not be entitled to any adjustment pursuant to this Section 4(b) that would duplicate the effect of any adjustments effecting the Series Preferred made pursuant to the Charter (as defined below).

            (c) Stock Dividends and Other Distributions. If the Company at any time while this Amended and Restated Warrant is outstanding and unexpired shall
(x) pay a dividend with respect to Series Preferred payable in Series Preferred, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Series Preferred outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Series Preferred outstanding immediately after such dividend or distribution; or (y) make any other distribution not covered under the immediately preceding clause (x) with respect to Series Preferred (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Amended and Restated Warrant shall receive upon exercise of this Amended and Restated Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Series Preferred (or Common Stock issuable upon conversion thereof) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution; provided that the holder of this Amended and Restated Warrant shall not be entitled to any adjustment pursuant to this Section 4(c) that would duplicate the effect of any adjustments effecting the Series Preferred made pursuant to the Charter (as defined below).

            (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to this Section 4, the number of Shares of Series Preferred purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

            (e) Antidilution Rights. The other antidilution rights applicable to the Shares of Series Preferred purchasable hereunder are set forth in the Company's Certificate of Incorporation, as amended through September ___, 2004 (the "Amended and Restated Warrant Date"), a true and complete copy of which is attached hereto as Exhibit B (the "Charter"). The Company shall promptly provide the holder hereof with any restatement, amendment, modification or waiver of the Charter promptly after the same has been made.

      5. Notice of Adjustments. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its Chief Financial Officer or Vice President of Finance setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Amended and Restated Warrant. In addition, whenever the conversion price or conversion ratio of the Series Preferred shall be adjusted, the Company shall make a certificate signed by its Chief Financial Officer or Vice President of Finance setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the conversion price or ratio of the Series Preferred after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Amended and Restated Warrant. Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to the occurrence of a Qualified Financing, the Company shall make a certificate signed by its Chief Financial Officer or Vice President of Finance setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Amended and Restated Warrant.

      6. Fractional Shares. No fractional shares of Series Preferred will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Series Preferred on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

      7. Compliance with Act; Disposition of Amended and Restated Warrant or Shares of Series Preferred.

            (a) Compliance with Act. The holder of this Amended and Restated Warrant, by acceptance hereof, agrees that this Amended and Restated Warrant, and the shares of Series Preferred to be issued upon exercise hereof and any Common Stock issued upon conversion thereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Amended and Restated Warrant, or any shares of Series Preferred to be issued upon exercise hereof or any Common Stock issued upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Amended and Restated Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the shares of Series Preferred so purchased (and any shares of Common Stock issued upon conversion thereof) are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company. This Amended and Restated Warrant and all shares of Series Preferred issued upon exercise of this Amended and Restated Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO,
(ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE AMENDED AND RESTATED WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY."

      Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated. In addition, in connection with the issuance of this Amended and Restated Warrant, the holder specifically represents to the Company by acceptance of this Amended and Restated Warrant as follows:

                  (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Amended and Restated Warrant and the shares of Series Preferred issuable upon exercise hereof and any Common Stock issuable upon conversion thereof. The holder is acquiring this Amended and Restated Warrant and the shares of Series Preferred issuable upon exercise hereof and any Common Stock issuable upon conversion thereof for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

                  (2) The holder understands that this Amended and Restated Warrant and the shares of Series Preferred issuable upon exercise hereof and any Common Stock issuable upon conversion thereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein. The holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The holder has no such present intention, other than potential transfers between affiliates

                  (3) The holder further understands that this Amended and Restated Warrant and the shares of Series Preferred issuable upon exercise hereof and any Common Stock issuable upon conversion thereof must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The holder is aware of the provisions of Rule 144, promulgated under the Act. The holder is further aware that certain conditions for resale set forth in Rule 144 have not been satisfied and that the Company presently has no plans to satisfy these conditions in the foreseeable future.

                  (4) The holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.

            (b) Disposition of Warrant or Shares. With respect to any offer, sale or other disposition of this Amended and Restated Warrant or any shares of Series Preferred acquired pursuant to the exercise of this Amended and Restated Warrant or Common Stock issued upon conversion thereof prior to registration of such Amended and Restated Warrant or shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Amended and Restated Warrant or such shares of Series Preferred or Common Stock and indicating whether or not under the Act certificates for this Amended and Restated Warrant or such shares of Series Preferred or Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Amended and Restated Warrant or such shares of Series Preferred or Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, this Amended and Restated Warrant or such shares of Series Preferred or Common Stock may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act; provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied. Each certificate representing this Amended and Restated Warrant or the shares of Series Preferred or Common Stock thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Notwithstanding the foregoing, the holder (including any transferee of the original holder) shall not transfer this Amended and Restated Warrant or shares of Series Preferred or Common Stock to any competitor of the Company, as determined in good faith by the Company's Board of Directors.

            (c) Applicability of Restrictions. Neither any restrictions of any legend described in this Amended and Restated Warrant nor the requirements of
Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Amended and Restated Warrant (or the Series Preferred or Common Stock obtainable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, or (ii) to Silicon Valley Bancshares (holder's parent company) or any affiliate of the holder if the holder is a corporation or bank; provided that in any such transfer, (x) the transferee shall agree in writing to be bound by the terms of this Amended and Restated Warrant as if an original holder hereof, and (z) other than the transfer to Silicon Valley Bancshares the transferor shall give the Company prior written notice thereof in reasonable detail, including the name of the transferee and the extent of the rights and/or number of shares to be transferred. Subject to the provisions of this Section 7(c), upon receipt by holder of the executed Amended and Restated Warrant, holder will transfer all or part of this Amended and Restated Warrant or the Shares issuable upon exercise of this Amended and Restated Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) to Silicon Valley Bancshares, holder's parent company. Subject to the provisions of this Section 7(c) and upon providing Company with written notice and the transferee providing the Company with transferee's agreement to be bound by the terms of this Amended and Restated Warrant, holder or Silicon Valley Bancshares may transfer all or part of this Amended and Restated Warrant or the Shares issuable upon exercise of this Amended and Restated Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) to The Silicon Valley Bank Foundation.

      8. Rights as Stockholders; Information. No holder of this Amended and Restated Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Series Preferred or any other securities of the Company which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Amended and Restated Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Amended and Restated Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. Notwithstanding the foregoing, the Company will transmit to the holder of this Amended and Restated Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

      9. Market Stand-Off Agreement. In connection with the IPO and upon request of the Company or the underwriters managing such offering of the Company's securities, the holder of this Amended and Restated Warrant agrees not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such holder, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement relating to the IPO; provided that all other persons selling shares of Common Stock in such offering and all executive officers, directors and one percent (1%) shareholders of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 9. Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period.

      10. Additional Rights.

            10.1 Acquisition Transactions. The Company shall provide the holder of this Amended and Restated Warrant with at least twenty (20) days' written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company's property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than fifty percent (50%) of the voting power of the Company is disposed of; provided that following the IPO, the Company's obligations under this Section 10.1 shall be deemed replaced with a requirement to give the holder of this Amended and Restated Warrant such advanced notice as the Company is required by law to give to its stockholders prior to any transaction of the nature described in the preceding clauses (i) or
(ii) of this Section 10.1.

            10.2 Right to Convert Warrant into Stock: Net Issuance.

                  (a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Amended and Restated Warrant, the holder shall have the right to convert this Amended and Restated Warrant or any portion thereof (the "Conversion Right") into shares of Series Preferred as provided in this Section 10.2 at any time or from time to time during the term of this Amended and Restated Warrant. Upon exercise of the Conversion Right with respect to a specified number of shares subject to this Amended and Restated Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Series Preferred as is determined according to the following formula:

     X = B - A
         -----
           Y

     Where: X =        the number of shares of Series Preferred that shall be
                       issued to holder

            Y =        the fair market value of one share of Series Preferred

            A = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

            B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

      No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined). For purposes of Section 10 of this Amended and Restated Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Amended and Restated Warrant.

            (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Amended and Restated Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 or Exhibit A-2 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Amended and Restated Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Amended and Restated Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), and, at the election of the holder hereof, may be made contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the Act (a "Public

Offering"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Amended and Restated Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty
(30) days following the Conversion Date.

            (c) Determination of Fair Market Value. For purposes of this Section 10.2, "fair market value" of a share of Series Preferred (or Common Stock if the Series Preferred has been automatically converted into Common Stock) as of a particular date (the "Determination Date") shall mean:

                  (i) If the Conversion Right is exercised in connection with and contingent upon a Public Offering, and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering.

                  (ii) If the Conversion Right is not exercised in connection with and contingent upon a Public Offering, then as follows:

            (A) If traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible;

            (B) If traded on the Nasdaq Stock Market or other over-the-counter system, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock as reported in the Wall Street Journal over the five trading days immediately prior to the Determination Date, and the fair market value of the Series Preferred shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Series Preferred is then convertible; and

            (C) If there is no public market for the Common Stock, then fair market value of the Common Stock shall be determined in good faith by the Board of Directors of the Company. If there is no public market for the Series Preferred, then fair market value of the Series Preferred shall be determined in good faith by the Board of Directors of the Company.

In making a determination under clauses (A) or (B) above, if on the Determination Date, five trading days had not passed since the IPO, then the fair market value of the Common Stock shall be the average closing prices for the shorter period beginning on and including the date of the IPO and ending on the trading day prior to the Determination Date (or if such period includes only one trading day the closing price for such trading day). If closing prices are no longer reported by a securities exchange or other trading system, the closing price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

      10.3 Exercise Prior to Expiration. To the extent this Amended and Restated Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one share of the Series Preferred is greater than the Warrant Price then in effect, this Amended and Restated Warrant shall be deemed automatically exercised pursuant to Section 10.2 (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Series Preferred upon such expiration shall be determined pursuant to Section 10.2(c). To the extent this Amended and Restated Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise. The holder hereof will promptly surrender this Amended and Restated Warrant following receipt from the Company of certificates representing such Shares.

      11. Representations, Warranties and Covenants. The Company represents, warrants and covenants to the holder of this Amended and Restated Warrant as follows:

            (a) This Amended and Restated Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

            (b) The shares of Series C-1 Preferred stock issuable upon exercise of this Amended and Restated Warrant have been duly authorized and reserved for issuance by the Company and, if issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free from preemptive rights.

            (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Series Preferred Stock and the holders thereof are as set forth in the Charter. Assuming this Amended and Restated Warrant is exercisable for shares of Series C-1 Preferred Stock, on the Amended and Restated Warrant Date, each share of the Series Preferred represented by this Amended and Restated Warrant is convertible into one share of Common Stock. If shares of Series Preferred are sold by the Company in a Qualified Financing following the Amended and Restated Warrant Date and prior to the expiration or exercise of this Amended and Restated Warrant for a purchase price of less than $8.45 per share, the Company will authorize and reserve for issuance by the Company all shares of Series Preferred issuable upon exercise of this Amended and Restated Warrant and, if issued in accordance with the terms hereof, such shares of Series Preferred will be validly issued, fully paid and nonassessable and free from preemptive rights

            (d) The shares of Common Stock issuable upon conversion of the Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms of the Charter will be validly issued, fully paid and nonassessable.

            (e) The execution and delivery of this Amended and Restated Warrant are not, and the issuance of the Shares upon exercise of this Amended and Restated Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Charter or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company (in each case as such laws, governmental rules and regulations, judgments or orders are currently in effect), and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or, as of the Amended and Restated Warrant Date, require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby. The Company covenants to take all necessary steps to ensure that from and after the Amended and Restated Warrant Date the issuance of the Shares upon exercise of this Amended and Restated Warrant in accordance with the terms hereof will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company at any time.

            (f) As of the Original Warrant Grant Date, there were no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Amended and Restated Warrant.

            (g) The number of shares of Common Stock of the Company outstanding on the Original Warrant Grant Date, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants other than this Amended and Restated Warrant and the Other Warrants, and excluding any shares of Common Stock issuable pursuant to that certain Convertible Promissory Note dated as of December 21, 2001, issued to Holdings Trust), did not exceed 26,184,348 shares.

      12. Modification and Waiver. This Amended and Restated Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

      13. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, or by internationally recognized overnight courier, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Amended and Restated Warrant or such other address as the Company may specify pursuant to this Section 13. A copy of any notices sent to the Company shall be simultaneously sent to the Company's counsel, Annette North, at the Company's address indicated therefor on the signature page of this Amended and Restated Warrant or such other address as the Company may specify pursuant to this
Section 13.

      14. Binding Effect on Successors. This Amended and Restated Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Series Preferred issuable upon the exercise or conversion of this Amended and Restated Warrant shall survive the exercise, conversion and termination of this Amended and Restated Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

      15. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Amended and Restated Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Amended and Restated Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      16. Descriptive Headings. The descriptive headings of the various Sections of this Amended and Restated Warrant are inserted for convenience only and do not constitute a part of this Amended and Restated Warrant. The language in this Amended and Restated Warrant shall be construed as to its fair meaning without regard to which party drafted this Amended and Restated Warrant.

      17. Governing Law. This Amended and Restated Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California, without regard to principles of conflicts of law.

      18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Original Warrant Grant Date, the exercise or conversion of this Amended and Restated Warrant (or any part hereof) or the termination or expiration of rights hereunder. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

      19. Remedies. In case any one or more of the covenants and agreements contained in this Amended and Restated Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Amended and Restated Warrant.

      20. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Amended and Restated Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Amended and Restated Warrant against impairment.

      21. Severability. The invalidity or unenforceability of any provision of this Amended and Restated Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Amended and Restated Warrant, which shall remain in full force and effect.

      22. Recovery of Litigation Costs. If any legal action or other proceeding is brought for the enforcement of this Amended and Restated Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Amended and Restated Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      23. Entire Agreement; Modification. This Amended and Restated Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

      24. Acceptance. Acceptance of this Amended and Restated Warrant by the holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein

      25. Amendment and Restatement of Prior Warrant. This Amended and Restated Warrant to Purchase Series C-1 Preferred Stock supersedes and restates in its entirety the Warrant to Purchase Shares of Preferred Stock dated July 15, 2002 (the "Prior Warrant"). Upon execution of this Amended and Restated Warrant, all provisions of, rights granted and covenants made in the Prior Warrant are hereby waived, released and terminated in their entirety and shall have no further force and effect.

                            [signature page follows]

      The Company has caused this Amended and Restated Warrant to be duly executed and delivered as of the Amended and Restated Warrant Date specified above.

                                      STRUCTURAL GENOMIX, INC.

                                      By:__________________________________

                                      Name:________________________________

                                      Title:_______________________________

                                      Address: 10505 Roselle Street
                                               San Diego, California 92121

                                  EXHIBIT A-1

                               NOTICE OF EXERCISE

To:   STRUCTURAL GENOMIX, INC. (the "Company")

      1. The undersigned hereby:

         [ ] elects to purchase________ shares of [Series Preferred Stock] [Common Stock] of the Company pursuant to the terms of the attached Amended and Restated Warrant, and tenders herewith payment of the purchase price of such shares in full, or

         [ ]   elects to exercise its net issuance rights pursuant to Section
               10.2 of the attached Amended and Restated Warrant with respect to________ shares of [Series Preferred Stock] [Common Stock].

      2. Please issue a certificate or certificates representing ________ shares in the name of the undersigned or in such other name or names as are specified below:

                                _________________________________
                                            (Name)

                                _________________________________

                                _________________________________
                                          (Address)

      3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

                                             _________________________________
                                             (Signature)

_________________________
         (Date)

                                   EXHIBIT A-2

                               NOTICE OF EXERCISE

To:   STRUCTURAL GENOMIX, INC.  (the "Company")

      1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement on Form S___, filed________, 200_, the undersigned hereby:

      [ ] elects to purchase________shares of [Series Preferred Stock] [Common Stock] of the Company (or such lesser number of shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Amended and Restated Warrant, or

      [ ] elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Amended and Restated Warrant with respect to________ shares of [Series Preferred Stock] [Common Stock].

      2. Please deliver to the custodian for the selling shareholders a stock certificate representing such________shares.

      3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $________or, if less, the net proceeds due the undersigned from the sale of shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.

                                           ___________________________________
                                           (Signature)

__________________
(Date)

                                    EXHIBIT B

                                     CHARTER